Exhibit 10.01
Addendum

to

CREDIT AGREEMENT

This Addendum is effective May 8, 2019 and amends the Credit Agreement first effective May 8, 2009 (the "Agreement") by and between State Automobile Mutual Insurance Company ("Borrower") and State Auto Property & Casualty Insurance Company ("Lender"), as follows:

1. Section 1.01 DEFININTIONS "Maturity Date" is deleted and replaced with the following:

"Maturity Date means May 8, 2029 or such earlier date as a result of an acceleration of the maturity of the Term Loan Note as provided in this Agreement or such later date as the Lender may hereafter agree to, in its sole discretion."

2. Section 2.04(a) is deleted and replaced with the following:

Interest. (a) The Term Loan shall bear interest at the rate per annum of four and five one-hundredths percent (4.05%).

All other provisions of the Agreement remain unchanged.

BORROWER:

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

By: /s/ Michael E. LaRocco
Print Name:Michael E. LaRocco
Title:President & CEO

LENDER:

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

By: /s/ Steven E. English
Print Name: Steven E. English
Title: SVP CFO